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                                                                    EXHIBIT (21)


                         SUBSIDIARIES OF THE REGISTRANT

                                                  Jurisdiction in which
                                                  Corporate Name
                                                  Incorporated

PHARMACIA CORPORATION                             Delaware (Parent)

Subsidiaries (excluding those which when considered n the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 2000:

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
Monsanto Argentina SAIC                     Argentina
Monsanto Europe S.A.                        Belgium
Upjohn Coordination Center NV               Belgium
Searle Belgium, S.A.                        Belgium
Monsanto do Brasil Ltda.                    Brazil
Monsanto Company                            Delaware
Pharmacia & Upjohn Inc.                     Delaware
Pharmacia & Upjohn Company                  Delaware
G. D. Searle LLC                            Delaware
Greenstone Ltd.                             Delaware
Pharmacia & Upjohn SpA                      Italy
Pharmacia K.K.                              Japan
Pharmacia Enterprises, S.A.                 Luxembourg
Pharmacia & Upjohn International BV         Netherlands
Pharmacia & Upjohn Caribe, Inc.             Puerto Rico
Monsanto Caribe, Inc.                       Puerto Rico
Searle & Co.                                Puerto Rico
Regaine AB                                  Sweden
Pharmacia Treasury Service AB               Sweden
Pharmacia AB                                Sweden
Pharmacia Export AB                         Sweden
Pharmacia Ltd.                              United Kingdom
Monsanto P.L.C.                             United Kingdom
